                                                            Exhibit 20.3

                         MONTHLY SERVICER'S CERTIFICATE

                             RETAILERS NATIONAL BANK

                     DAYTON HUDSON CREDIT CARD MASTER TRUST
                                  SERIES 1998-1



The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB") pursuant to the Pooling and Servicing Agreement dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement") as supplemented by the Series 1998-1 Supplement (as amended and supplemented, the "Series Supplement"), among RNB, Dayton Hudson Receivables Corporation and Norwest Bank Minnesota, National Association, does hereby certify as follows:

     1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

     2.     RNB is, as of the date hereof, the Servicer under the Agreement.

     3.     The undersigned is a Servicing Officer.

     4. This certificate relates to the Distribution Date occuring on September 25, 1999.

     5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

     6. As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Event occurred on or prior to such Distribution Date.

     7. The aggregate amount of Collections processed for the preceding Monthly Period was equal to $398,263,118.87.

     8. The aggregate amount of Collections of Finance Charge Receivables (including Discounted Receivables) for the preceding Monthly Period was equal to $48,589,995.52.

     9. The aggregate amount of Collections of Principal Receivables for the preceding Monthly Period was equal to $349,673,123.35.

    10. The aggregate amount of the Defaulted Amount for the preceding Monthly Period was equal to $13,080,157.96.

    11. The aggregate amount of Recoveries for the preceding Monthly Period was equal to $1,691,939.00.

    12. The Portfolio Yield for the preceding Monthly Period was equal to 20.76%.

    13.     The Base Rate for the preceding Monthly Period was equal to 6.51%.

    14. The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was equal to $2,319,397,489.28.

    15. The balance on deposit in the Collection Account with respect to Collections processed as of the end of the last day of the preceding Monthly Period was equal to $1,966,666.67.

    16. The aggregate amount of Adjustments for the preceding Monthly Period was equal to $34,072,316.07.

    17. The aggregate amount of withdrawals, drawings or payments under any Enhancement to be made with respect to the preceding Monthly Period is equal to $0.00.

    18. The total amount to be distributed to Investor Certificateholders on the Distribution Date is equal to $1,966,666.67.

    19. The amount to be distributed to Investor Certificateholders on the Distribution Date per $1,000 original principal amount is equal to:

                                    Class A           4.917

    20. The amount of such distribution allocable to principal is equal to $0.00.

    21. The amount of such distribution allocable to principal per $1,000 original principal amount is equal to:

                                    Class A           0.000

    22. The amount of such distribution allocable to interest is equal to $1,966,666.67.

    23. The amount of such distribution allocable to interest per $1,000 original principal amount is equal to:

                                    Class A           4.917



            IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer's Certificate this 22nd day of September, 1999.



            RETAILERS NATIONAL BANK,
               AS SERVICER



            BY: /s/ Terrence J. Scully
            --------------------------------------
                NAME:  TERRENCE J. SCULLY
                TITLE:  SECRECTARY